Exhibit 3.1

AMENDED AND RESTATED CERTIFICATE OF FORMATION

of

CENTERPOINT ENERGY, INC.

CenterPoint Energy, Inc., a Texas corporation (the “Company”), pursuant to the provisions of Section 3.057 of the Texas Business Organizations Code, hereby adopts this Amended and Restated Certificate of Formation (the “Certificate of Formation”).

ARTICLE I

The name of this corporation is CenterPoint Energy, Inc.

ARTICLE II

The purpose or purposes for which the corporation is incorporated is the transaction of all lawful business for which corporations may be incorporated under the Texas Business Organizations Code.

ARTICLE III

The street address of the corporation’s registered office is c/o CT Corporation System, 1999 Bryan Street, Suite 900, Dallas, Texas 75201 and the name of its registered agent at such address is CT Corporation System.

ARTICLE IV

The period of duration of the corporation is perpetual.

ARTICLE V

(a)           Number, Election and Terms of Directors. The number of directors of the corporation shall be such number as determined from time to time by a majority of the board of directors. Except as may otherwise be provided pursuant to the provisions established by the Board of Directors with respect to any series of Preferred Stock pursuant to Division A of Article VI of these Articles of Incorporation, at each annual meeting of shareholders, all directors shall be elected to hold office for a term expiring at the next succeeding annual meeting of shareholders and until their successors have been elected and qualified; provided, that any director elected for a longer term before the 2009 annual meeting of shareholders shall hold office for the entire term for which he or she was originally elected.

(b)           Removal of Directors. No director of the corporation shall be removed from his office as a director by vote or other action of the shareholders or otherwise except for cause, as defined below, and then only by the affirmative vote of the holders of at least a majority of voting power of all outstanding shares of capital stock of the corporation entitled to vote in the election of directors, voting together as a single class at a meeting of shareholders expressly called for that purpose.

Except as may otherwise be provided by law, cause for removal of a director shall be construed to exist only if: (a) the director whose removal is proposed has been convicted, or where a director is granted immunity to testify where another has been convicted, of a felony by a court of competent jurisdiction and such conviction is no longer subject to direct appeal; (b) such director has been found by the affirmative vote of at least 80% of all directors then in office at any regular or special meeting of the Board of Directors called for that purpose or by a court of competent jurisdiction to have been negligent or guilty of misconduct in the performance of his duties to the corporation in a matter of substantial importance to the corporation; or (c) such director has been adjudicated by a court of competent jurisdiction to be mentally incompetent, which mental incompetency directly affects his ability as a director of the corporation.

Notwithstanding the first paragraph of this Section (b), whenever holders of outstanding shares of Preferred Stock are entitled to elect members of the Board of Directors pursuant to the provisions established by the Board of Directors with respect to any series of Preferred Stock pursuant to Division A of Article VI of these Articles of Incorporation of the corporation, any director of the corporation so elected may be removed in accordance with the provisions established by the Board of Directors with respect to such Preferred Stock.

(c)           Newly Created Directorships and Vacancies. Newly created directorships resulting from any increase in the number of directors may be filled by the affirmative vote of a majority of the directors then in office for a term of office continuing only until the next election of one or more directors by the shareholders entitled to vote thereon, or may be filled by election at an annual or special meeting of the shareholders called for that purpose; provided, however, that the Board of Directors shall not fill more than two such directorships during the period between two successive annual meetings of shareholders. Any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause may be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors, or may be filled by election at an annual or special meeting of the shareholders called for that purpose. Any director elected to fill any such vacancy shall hold office for the remainder of the full term of the director whose departure from the Board of Directors created the vacancy and until such newly elected director’s successor shall have been duly elected and qualified.

Notwithstanding the foregoing paragraph of this Section (c), whenever holders of outstanding shares of Preferred Stock are entitled to elect members of the Board of Directors pursuant to the provisions established by the Board of Directors with respect to any series of Preferred Stock pursuant to Division A of Article VI of these Articles of Incorporation, any vacancy or vacancies resulting by reason of the death, resignation, disqualification or removal of any director or directors or any increase in the number of directors shall be filled in accordance with such provisions.

(d)           Amendment of Article V. In addition to any other affirmative vote required by applicable law, this Article V may not be amended, modified or repealed except by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all outstanding shares of capital stock of the corporation generally entitled to vote in the election of directors, voting together as a single class.

ARTICLE VI

The number of shares of the total authorized capital stock of the corporation is 1,020,000,000 shares, of which 20,000,000 shares are classified as Preferred Stock, par value $0.01 per share, and the balance of 1,000,000,000 shares are classified as Common Stock, par value $0.01 per share.

The descriptions of the different classes of capital stock of the corporation and the preferences, designations, relative rights, privileges and powers, and the restrictions, limitations and qualifications thereof, of said classes of stock are as follows:

Division A — Preferred Stock

The shares of Preferred Stock may be divided into and issued in one or more series, the relative rights, powers and preferences of which series may vary in any and all respects. The Board of Directors or a duly appointed committee of the Board of Directors is expressly vested with the authority to fix, by resolution or resolutions adopted prior to and providing for the issuance of any shares of each particular series of Preferred Stock and incorporate in a statement of resolutions filed with the Secretary of State of the State of Texas, the designations, powers, preferences, rights, qualifications, limitations and restrictions thereof, of the shares of each series of Preferred Stock, to the extent not provided for in this Certificate of Formation, and with the authority to increase or decrease the number of shares within each such series; provided, however, that the Board of Directors may not decrease the number of shares within a series of Preferred Stock below the number of shares within such series that is then issued. The authority of the Board of Directors and any duly appointed committee thereof with respect to fixing the designations, powers, preferences, rights, qualifications, limitations and restrictions of each such series of Preferred Stock shall include, but not be limited to, determination of the following:

(1)           the distinctive designation and number of shares of that series;

(2)           the rate of dividends (or the method of calculation thereof) payable with respect to shares of that series, the dates, terms and other conditions upon which such dividends shall be payable, and the relative rights of priority of such dividends to dividends payable on any other class or series of capital stock of the corporation;

(3)           the nature of the dividend payable with respect to shares of that series as cumulative, noncumulative or partially cumulative, and if cumulative or partially cumulative, from which date or dates and under what circumstances;

(4)           whether shares of that series shall be subject to redemption, and, if made subject to redemption, the times, prices, rates, adjustments and other terms and conditions of such redemption (including the manner of selecting shares of that series for redemption if fewer than all shares of such series are to be redeemed);

(5)           the rights of the holders of shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation (which rights may be different if such action is voluntary than if it is involuntary), including the relative rights of priority in such event as to the rights of the holders of any other class or series of capital stock of the corporation;

(6)           the terms, amounts and other conditions of any sinking or similar purchase or other fund provided for the purchase or redemption of shares of that series;

(7)           whether shares of that series shall be convertible into or exchangeable for shares of capital stock or other securities of the corporation or of any other corporation or entity, and, if provision be made for conversion or exchange, the times, prices, rates, adjustments, and other terms and conditions of such conversion or exchange;

(8)           the extent, if any, to which the holders of shares of that series shall be entitled (in addition to any voting rights provided by law) to vote as a class or otherwise with respect to the election of directors or otherwise;

(9)           the restrictions and conditions, if any, upon the issue or reissue of any additional Preferred Stock ranking on a parity with or prior to shares of that series as to dividends or upon liquidation, dissolution or winding up;

(10)         any other repurchase obligations of the corporation, subject to any limitations of applicable law; and

(11)         any other designations, powers, preferences, rights, qualifications, limitations or restrictions of shares of that series.

Any of the designations, powers, preferences, rights, qualifications, limitations or restrictions of any series of Preferred Stock may be dependent on facts ascertainable outside this Certificate of Formation, or outside the resolution or resolutions providing for the issue of such series of Preferred Stock adopted by the Board of Directors or a duly appointed committee thereof pursuant to authority expressly vested in it by this Certificate of Formation. Except as applicable law or this Certificate of Formation otherwise may require, the terms of any series of Preferred Stock may be amended without consent of the holders of any other series of Preferred Stock or any class of capital stock of the corporation.

The relative powers, preferences and rights of each series of Preferred Stock in relation to the powers, preferences and rights of each other series of Preferred Stock shall, in each case, be as fixed from time to time in the resolution or resolutions adopted pursuant to the authority granted in this Division A of this Article VI, and the consent, by class or series vote or otherwise, of holders of Preferred Stock of such of the series of Preferred Stock as are from time to time outstanding shall not be required for the issuance of any other series of Preferred Stock, whether or not the powers, preferences and rights of such other series shall be fixed as senior to, or on a parity with, the powers, preferences and rights of such outstanding series, or any of them; provided, however, that the resolution or resolutions adopted with respect to any series of Preferred Stock may provide that the consent of holders of at least a majority (or such greater proportion as shall be therein fixed) of the outstanding shares of such series voting thereon shall be required for the issuance of shares of any or all other series of Preferred Stock.

Shares of any series of Preferred Stock shall have no voting rights except as required by law or as provided in the relative powers, preferences and rights of such series.

Division B — Common Stock

1.             Dividends. Dividends may be paid on the Common Stock, as the Board of Directors shall from time to time determine, out of any assets of the corporation available for such dividends after full cumulative dividends on all outstanding shares of capital stock of all series ranking senior to the Common Stock in respect of dividends and liquidation rights (referred to in this Division B as “stock ranking senior to the Common Stock”) have been paid, or declared and a sum sufficient for the payment thereof set apart, for all past quarterly dividend periods, and after or concurrently with making payment of or provision for dividends on the stock ranking senior to the Common Stock for the then current quarterly dividend period.

2.             Distribution of Assets. In the event of any liquidation, dissolution or winding up of the corporation, or any reduction or decrease of its capital stock resulting in a distribution of assets to the holders of its Common Stock, after there shall have been paid to or set aside for the holders of the stock ranking senior to the Common Stock the full preferential amounts to which they are respectively entitled, the holders of the Common Stock shall be entitled to receive, pro rata, all of the remaining assets of the corporation available for distribution to its shareholders. The Board of Directors, by vote of a majority of the members thereof, may distribute in kind to the holders of the Common Stock such remaining assets of the corporation, or may sell, transfer or otherwise dispose of all or any of the remaining property and assets of the corporation to any other corporation or other purchaser and receive payment therefor wholly or partly in cash or property, and/or in stock of any such corporation, and/or in obligations of such corporation or other purchaser, and may sell all or any part of the consideration received therefor and distribute the same or the proceeds thereof to the holders of the Common Stock.

3.             Voting Rights. Subject to the voting rights expressly conferred under prescribed conditions upon the stock ranking senior to the Common Stock, the holders of the Common Stock shall exclusively possess full voting power for the election of directors and for all other purposes.

Division C — Provisions Applicable to All Classes of Stock

1.             Preemptive Rights. No holder of any stock of the corporation shall be entitled as of right to purchase or subscribe for any part of any unissued or treasury stock of the corporation, or of any additional stock of any class, to be issued by reason of any increase of the authorized capital stock of the corporation, or to be issued from any unissued or additionally authorized stock, or of bonds, certificates of indebtedness, debentures or other securities convertible into stock of the corporation, but any such unissued or treasury stock, or any such additional authorized issue of new stock or securities convertible into stock, may be issued and disposed of by the Board of Directors to such persons, firms, corporations or associations, and upon such terms as the Board of Directors may, in its discretion, determine, without offering to the shareholders then of record, or any class of shareholders, any thereof, on the same terms or any terms.

2.             Votes Per Share. Any shareholder of the corporation having the right to vote at any meeting of the shareholders or of any class or series thereof, shall be entitled to one vote for each share of stock held by him, provided that no holder of Common Stock of the corporation shall be entitled to cumulate his votes for the election of one or more directors or for any other purpose.

ARTICLE VII

The corporation has heretofore complied with the requirements of law as to the initial minimum capital requirements without which it could not commence business under the Texas Business Organizations Code.

ARTICLE VIII

(a)           Bylaws. The Board of Directors shall have the power to alter, amend or repeal the Bylaws or adopt new Bylaws. Any alteration, amendment or repeal of the Bylaws or adoption of new Bylaws shall require: (1) the affirmative vote of at least 80% of all directors then in office at any regular or special meeting of the Board of Directors or (2)  the affirmative vote of the holders of at least 80% of the voting power of all the shares of the corporation entitled to vote in the election of directors, voting together as a single class.

(b)           Amendment of Article VIII. In addition to any other affirmative vote required by applicable law, this Article VIII may not be amended, modified or repealed except by the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all outstanding shares of capital stock of the corporation generally entitled to vote in the election of directors, voting together as a single class.

ARTICLE IX

A director or officer of the corporation shall not be liable to the corporation or its shareholders for monetary damages for any act or omission in the director’s capacity as a director or officer’s capacity as an officer, as applicable, except that this Article IX does not eliminate or limit the liability of (1) a director or officer to the extent the director or officer is found liable under applicable law for:

(a)           a breach of the director’s or officer’s duty of loyalty to the corporation or its shareholders;

(b)           an act or omission not in good faith that (i) constitutes a breach of duty of the director or officer to the corporation or (ii) involves intentional misconduct or a knowing violation of law;

(c)           a transaction from which the director or officer received an improper benefit, regardless of whether the benefit resulted from an action taken within the scope of a director’s or officer’s duties;

(d)           an act or omission for which the liability of a director or officer is expressly provided by an applicable statute; and

(2) an officer in any action by or in the right of the corporation.

If the Texas Business Organizations Code is amended, after approval of the foregoing paragraph by the shareholder or shareholders of the corporation entitled to vote thereon, to authorize action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer of the corporation shall be eliminated or limited to the fullest extent permitted by such statutes, as so amended. Any repeal or modification of the foregoing paragraph shall not adversely affect any right or protection of a director or officer of the corporation existing at the time of such repeal or modification.

ARTICLE X

To the extent permitted by applicable law, and except as provided herein, the vote of shareholders required for approval of any action that is recommended to shareholders by the Board of Directors and for which applicable law requires a shareholder vote, including without limitation (1) any plan of merger, consolidation or exchange, (2) any disposition of assets, (3) any dissolution of the corporation, and (4) any amendment of this Certificate of Formation, shall, if a greater vote of shareholders is provided for by the Texas Business Organizations Code or other applicable law, instead be the affirmative vote of the holders of a majority of the outstanding shares entitled to vote thereon, unless any class or series of shares is entitled to vote as a class thereon, in which event the vote required shall be the affirmative vote of the holders of a majority of the outstanding shares within each class or series of shares entitled to vote thereon as a class and at least a majority of the outstanding shares otherwise entitled to vote thereon. The foregoing shall not apply to any action or shareholder vote authorized or required by any addition, amendment or modification to applicable law that becomes effective after the date of execution of this Certificate of Formation if and to the extent a bylaw adopted by the Board of Directors or the shareholders so provides. Any repeal, amendment or modification of any such bylaw so adopted shall require the same vote of shareholders as would be required to approve the action or vote subject to such bylaw had the first sentence of this Article X not applied to such action or vote.

ARTICLE XI

(a)           Special Meetings. Special meetings of the shareholders may be called by the Chairman of the Board, if there is one, the Chief Executive Officer, if there is one, the President, the Secretary or the Board of Directors. Subject to the provisions of the corporation’s Bylaws governing special meetings, holders of not less than 50% of all of the shares of capital stock of the corporation outstanding and entitled to vote at such meeting may also call a special meeting of shareholders by furnishing the corporation a written request which states the purpose or purposes of the proposed meeting in the manner set forth in the Bylaws.

(b)           Amendment of Article XI. In addition to any other affirmative vote required by applicable law, this Article XI may not be amended, modified or repealed except by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all outstanding shares of capital stock of the corporation generally entitled to vote in the election of directors, voting together as a single class.

IN WITNESS WHEREOF, the undersigned has executed this Amended and Restated Certificate of Formation this 16th day of April, 2026.

/s/ Vincent A. Mercaldi
Vincent A. Mercaldi
Corporate Secretary